UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2026

POLAR POWER, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37960	33-0479020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 E. Gardena Boulevard, Gardena, California 90248

(Address of Principal Executive Offices) (Zip Code)

(310) 830-9153

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	POLA	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on May 1, 2026, Polar Power, Inc. (the “Company” or “we”) received a deficiency letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that Company was not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires listed companies to maintain a minimum of US$2,500,000 in stockholders’ equity for continued listing on the Nasdaq Capital Market (the “Rule”).

On June 29, 2026, Nasdaq notified the Company of its determination to grant an extension of time to regain compliance with the Rule. The terms of the extension required that on or before October 28, 2026, the Company must file a public report demonstrating compliance with the Rule, including disclosure of the transaction or event that led to compliance.

Convertible Note Financings with CFI and Monroe

On May 21, 2026, we issued (i) a 6% convertible redeemable note to CFI Capital LLC (“CFI”) in the aggregate principal amount of $600,000, for which we received net proceeds of approximately $500,000, and (ii) a 6% convertible redeemable note to Monroe Street Capital Partners, LP (“Monroe”) in the aggregate principal amount of $370,600, for which we received net proceeds of approximately $307,100. On October 21, 2026, Monroe converted part of the convertible redeemable note to 196,985 shares of our common stock, par value $0.0001 per share (“common stock”). On October 22, 2026, Monroe converted part of the convertible redeemable note to 198,173 shares of common stock. As a result of these transactions, our stockholders’ equity increased by $164,100.

Series A Convertible Preferred Stock Financing with LU2

On July 21, 2026, we issued and sold to LU2 Holdings LLC (“LU2”), in a private placement, 500 shares of our Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred”), having an aggregate stated value of $500,000, together with warrants to purchase an aggregate of 226,673 and 83,841 shares of common stock at an exercise price of $1.64 per share, to LU2 and Mayers Ventures LLC, respectively. The Series A Preferred has a stated value of $1,000 per share, accrues a 10% payment-in-kind dividend, is perpetual, ranks senior to our common stock, and is convertible into common stock at a price equal to 90% of the lowest VWAP over the seven consecutive trading days immediately preceding the applicable conversion date, but not less than the floor price. On October 12, 2026, we issued and sold to LU2, in a private placement, 417 shares of our Series A Preferred, having an aggregate stated value of $417,000, together with warrants to purchase 188,636 shares of common stock at an exercise price of $1.10 per share. On October 19, 2026, we issued and sold to LU2, in a private placement, 278 shares of our Series A Preferred, having an aggregate stated value of $278,000, together with warrants to purchase 165,476 shares of common stock at an exercise price of $0.84 per share.

As a result of the issuance of the Series A Preferred, our stockholders’ equity increased by $1,175,200.

ELOC Financing with Roth

On July 27, 2026, we entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) and a related Registration Rights Agreement (the “Registration Rights Agreement”) with Roth Principal Investments (“Roth”). Under the Purchase Agreement, we have the right, but not the obligation, to sell to Roth Principal Investments up to $25,000,000 in aggregate gross purchase price of common stock. As of the date of this report, we have issued 776,148 shares of common stock to Roth for aggregate net proceeds to the Company of $989,181 after deducting fees and other amounts retained by Roth. As a result of these transactions, our stockholders’ equity increased by $989,181.

Series A Convertible Preferred Stock and Warrants Financing with CL Investment and LU2

On August 5, 2026, we issued and sold 838 shares and 278 shares of Series A Preferred, along with warrants to purchase 227,182 and 75,758 shares of common stock, to CL Investment and LU2, respectively. On October 20, 2026, LU2 converted its 278 shares of Series A Preferred to 432,478 shares of common stock. As a result of these transactions, our stockholders’ equity increased by $200,200.

Convertible Note Financing with CL Investment and LU2

On August 28, 2026, we issued and sold two convertible promissory notes, in an aggregate principal amount of $165,000, to CL Investment and LU2 for aggregate consideration of $150,000. Each note will bear interest of 1% per month and matures on November 26, 2026, at which point, if not repaid in cash in full, it will convert in full into shares of our common stock at a price equal to the lower of (1) 80% of the volume weighted average price of a share of the common stock on Nasdaq over the five trading day period ending on the maturity date and (2) $1.00 per share. On September 14, 2026, the Company made a combined payment in the amount of $29,946.40 as repayment towards the two convertible notes. On October 14, 2026, the aggregate amount outstanding under both convertible promissory notes was $135,053, and on that date each of LU2 and CL Investment converted its convertible promissory note to 77 shares of Series A Preferred. As a result of these transactions, our stockholders’ equity increased by $137,312.

Converting Promissory Notes to Series A Preferred by Arthur Sams

On September 23, 2026, Arthur D. Sams, the Company’s Founder, President and Chief Executive Officer, converted $614,700 in aggregate principal amount and accrued interest of the promissory notes issued by us to Arthur into 683 shares of Series A Convertible Preferred and a warrant to purchase 382,276 shares of common stock at an exercise price of $1.34 per share. As a result of these transactions, our stockholders’ equity increased by $614,700.

On October 22, 2026, the aggregate amount outstanding under the promissory notes issued by us to Arthur was $172,185.97, and on that date, Arthur converted $161,276 to 202 shares of Series A Preferred and a warrant to purchase 100,798 shares of common stock at an exercise price of $0.61 per share and designated an unrelated third party to receive these securities to pay off the debt owed by Arthur to this third party. As a result of these transactions, our stockholders’ equity increased by $161,276.

Based on the above-mentioned transactions, the Company believes its preliminary pro forma stockholders’ equity as of the date of this report, is approximately $2.9 million, which exceeds the minimum equity requirement under Nasdaq Listing Rule 5550(b)(1). As of the date of this report, the Company believes it has regained compliance with the stockholders’ equity requirement based upon the specific transactions referenced above.

In accordance with its normal operating procedure, Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, it may be subject to delisting.

The unaudited financial information provided herein is based on preliminary results and information as of the date hereof and is subject to revision in connection with the Company’s financial closing procedures. Actual results for the period presented may differ materially from these preliminary unaudited financial results and finalization of the Company’s financial statements for the quarter ended September 30, 2026. In addition, these preliminary results have not been audited by the Company’s independent registered public accounting firm.

Forward Looking statements

This Current Report on Form 8-K contains forward-looking statements. To the extent applicable, the Company intends these statements to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include expectations regarding final financial reporting and accounting treatment; the timing and outcome of Nasdaq’s review; the Company’s ability to regain and maintain compliance with Nasdaq’s continued listing requirements; and future stockholders’ equity, financial condition and capital needs. Words such as “believes,” “expects,” “estimates,” “anticipates,” “intends” and “may” and similar expressions may identify such statements.

These statements are based on current expectations and assumptions and involve risks and uncertainties that may cause actual outcomes to differ materially. Those risks include adjustments identified during closing, review and audit procedures; changes to the classification, valuation or accounting treatment of the preferred stock, warrants or related contractual provisions; differences between estimated and actual offering costs; additional operating losses and other charges; Nasdaq’s exercise of discretion in evaluating both current equity and the ability to sustain compliance; additional conditions or information required by Nasdaq; the Company’s ability to satisfy other listing standards and comply with its financing and registration rights obligations; and the availability of additional capital if needed. Additional risks are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and its subsequent reports and other filings with the Securities and Exchange Commission.

Forward-looking statements are not guarantees of future performance or of a favorable Nasdaq determination and speak only as of the date made. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2026

POLAR POWER, INC.

By:	/s/ Chris Mayer
Chris Mayer, Co-Chief Executive Officer